For more information, contact:
Fletcher Cook	Jaquelyn Scharnick
Phone: (214) 757-7629	Phone: (214) 254-3790
Email: fletcher.cook@att.com	Email: jscharnick@brunswickgroup.com

AT&T CAPS STRONG YEAR WITH
 2.8 MILLION WIRELESS NET ADDS AND DOUBLE-DIGIT
GROWTH IN REVENUES, ADJUSTED OPERATING MARGIN,
ADJUSTED EPS AND FREE CASH FLOW
 IN FOURTH QUARTER

Full-Year 2015: 11% Consolidated Revenue Growth;
 Nearly 6% Adjusted EPS Growth; $15.9 Billion in Free Cash Flow

Highlights
·	Fourth-quarter consolidated revenues of $42.1 billion, up 22% versus the year-earlier period primarily due to DIRECTV acquisition
·	Fourth-quarter EPS of $0.65 as reported; $0.63 adjusted EPS, a 12.5% increase
·	Adjusted consolidated margin expansion and best-ever fourth-quarter and full-year wireless service EBITDA margins
·
Strong cash flows with $9.2 billion in reported cash from operations and $3.1 billion in free cash flow in fourth quarter; full-year reported cash from operations of $35.9 billion and free cash flow of $15.9 billion

·	Full-year capital investment[1] of $20.7 billion
·	2.8 million wireless net adds; 1.6 million branded (postpaid and prepaid) net adds
o	4G LTE network coverage expands to 355 million POPs
o	2.2 million U.S. wireless net adds with gains in every category
§	Postpaid churn of 1.18% and total churn of 1.50%, both down year over year
o	638,000 Mexico wireless branded net adds
·	Business Solutions service revenues down slightly year over year
o	Strategic business services revenues of $2.8 billion, up 10.3% and up 12.4% when adjusted for foreign exchange
·	214,000 U.S. DIRECTV net adds; total video subscribers down slightly
·	192,000 total IP broadband net adds

Note: AT&T's fourth-quarter earnings conference call will be webcast at 4:30 p.m. ET on Tuesday, January 26, 2016. The webcast and related materials will be available on AT&T's Investor Relations website at www.att.com/investor.relations.

DALLAS, January 26, 2016 — AT&T Inc. (NYSE:T) today reported 2.8 million wireless net adds and double-digit revenue, adjusted operating margin, adjusted EPS and free cash flow growth for the fourth quarter.

"We now have a unique set of capabilities that positions us for growth and also gives us a strategic advantage in providing consumers and businesses the integrated mobile, video and data solutions they want," said Randall Stephenson, AT&T chairman and CEO. "Our DIRECTV integration is going well, and the customer response to our new integrated mobile and entertainment offers is strong. Throughout this year, we plan to launch a variety of new video entertainment packages that give customers even more choices.

"We're also seeing terrific results from our expansion into the Mexican mobile market. Our LTE network now covers 355 million people and businesses, and in the quarter we had 2.8 million wireless net additions," Stephenson said.

Consolidated Financial Results
AT&T's consolidated revenues for the fourth quarter totaled $42.1 billion, up more than 22% versus the year-earlier period largely due to the acquisition of DIRECTV. Compared with results for the fourth quarter of 2014, operating expenses were $34.6 billion versus $39.9 billion; operating income was $7.5 billion versus $(5.5) billion; and operating income margin was 17.9% versus (15.9)% in the year-ago quarter. When adjusting for amortization, merger- and integration-related costs and other expenses, operating income was $7.1 billion versus $5.0 billion; and operating income margin was 16.8%, up 230 basis points from a year ago.

Fourth-quarter 2015 net income attributable to AT&T totaled $4.0 billion, or $0.65 per share, compared to a net loss of $4.0 billion, or $(0.77) per share, in the year-ago quarter. Adjusting for the $0.22 non-cash actuarial gain on benefit plans from the annual remeasurement process and $0.20 of costs primarily for merger- and integration-related items, earnings per share was $0.63 compared to an adjusted $0.56 in the year-ago quarter, an increase of 12.5%.

Reported cash from operating activities was $9.2 billion in the fourth quarter, and capital expenditures totaled $6.1 billion, or $6.8 billion when including purchases in Mexico with favorable payment terms. Free cash flow — cash from operating activities minus capital expenditures — was $3.1 billion.

Full-Year Results
For full-year 2015, compared with 2014 results, AT&T's consolidated revenues totaled $146.8 billion versus $132.4 billion, up 10.8% for the year. Operating expenses reflect actuarial gains and losses on benefit plans and were $122.0 billion compared with $120.2 billion, up 1.5%; net income attributable to AT&T was $13.3 billion versus $6.4 billion; and earnings per diluted share was $2.37, compared with $1.24.
With adjustments for both years, operating income was $27.7 billion versus $23.1 billion; operating income margin was 18.8% versus 17.5%; and earnings per share totaled $2.71, compared with $2.56, an increase of 5.9%.
AT&T's full-year reported cash from operating activities was $35.9 billion, up from $31.3 billion in 2014. Capital expenditures, including capitalized interest, totaled $20.0 billion, or $20.7 billion when including purchases in Mexico with favorable payment terms, versus $21.4 billion in 2014. Full-year free cash flow was $15.9 billion compared to $9.9 billion in 2014, a 60% increase. The free cash flow dividend payout ratio for the full year was 64%.
Outlook
AT&T provided long-term guidance following its acquisition of DIRECTV, and there is no change to that guidance. Specifically, in 2016, the company expects:
·	Double-digit consolidated revenue growth
·	Adjusted EPS growth[2] in the mid-single digit range or better
·	Stable consolidated margins with ramp in Mexico investment
·	Capital spending in the $22 billion range
·	Free cash flow growth with a dividend payout ratio[3] in the 70s%

For detailed segment results, please go to the Investor Briefing and Financial and Operational Results on the AT&T Investor Relations website.
1Includes purchases in Mexico with favorable payment terms.
2Expected range excludes adjustments for non-cash mark-to-market benefit plan adjustments, merger integration costs and other adjustments that are not reasonably estimable at this time.
3Free cash flow dividend payout ratio is dividends divided by free cash flow.

AT&T products and services are provided or offered by subsidiaries and affiliates of AT&T Inc. under the AT&T brand and not by AT&T Inc.

About AT&T
AT&T Inc. (NYSE:T) helps millions around the globe connect with leading entertainment, mobile, high speed Internet and voice services. We're the world's largest provider of pay TV. We have TV customers in the U.S. and 11 Latin American countries. We offer the best global coverage of any U.S. wireless provider*. And we help businesses worldwide serve their customers better with our mobility and highly secure cloud solutions.
Additional information about AT&T products and services is available at http://about.att.com. Follow our news on Twitter at @ATT, on Facebook at http://www.facebook.com/att and YouTube at http://www.youtube.com/att.
© 2016 AT&T Intellectual Property. All rights reserved. AT&T, the Globe logo and other marks are trademarks and service marks of AT&T Intellectual Property and/or AT&T affiliated companies. All other marks contained herein are the property of their respective owners.
*Global coverage claim based on offering discounted voice and data roaming; LTE roaming; voice roaming; and world-capable smartphone and tablets in more countries than any other U.S. based carrier. International service required.  Coverage not available in all areas. Coverage may vary per country and be limited/restricted in some countries.
Cautionary Language Concerning Forward-Looking Statements
Information set forth in this news release contains financial estimates and other forward-looking statements that are subject to risks and uncertainties, and actual results may differ materially. A discussion of factors that may affect future results is contained in AT&T's filings with the Securities and Exchange Commission. AT&T disclaims any obligation to update or revise statements contained in this news release based on new information or otherwise. This news release may contain certain non-GAAP financial measures. Reconciliations between the non-GAAP financial measures and the GAAP financial measures are available on the company's website at www.att.com/investor.relations. Accompanying financial statements follow.

NOTE: EBITDA DISCUSSION

For AT&T, EBITDA is defined as operating income before depreciation and amortization. EBITDA service margin is calculated as EBITDA divided by service revenues. EBITDA differs from Segment Operating Income (Loss), as calculated in accordance with U.S. generally accepted accounting principles (GAAP), in that it excludes depreciation and amortization. EBITDA does not give effect to cash used for debt service requirements and thus does not reflect available funds for distributions, reinvestment or other discretionary uses. EBITDA is not presented as an alternative measure of operating results or cash flows from operations, as determined in accordance with GAAP. Our calculation of EBITDA, as presented, may differ from similarly titled measures reported by other companies.

We believe these measures are relevant and useful information to our investors as they are part of AT&T's internal management reporting and planning processes and are important metrics that management uses to evaluate the operating performance of its segments. These measures are used by management as a gauge of our success in acquiring, retaining and servicing subscribers because we believe these measures reflect AT&T's ability to generate and grow subscriber revenues while providing a high level of customer service in a cost-effective manner. Management also uses these measures as a method of comparing segment performance with that of many of its competitors. The financial and operating metrics which affect EBITDA include the key revenue and expense drivers for which segment managers are responsible and upon which we evaluate their performance.

EBITDA does not give effect to cash used for debt service requirements and thus does not reflect available funds for distributions, reinvestment or other discretionary uses. EBITDA excludes other income (expense) – net, net income attributable to noncontrolling interest and equity in net income (loss) of affiliates, as these do not reflect the operating results of our  subscriber base and national footprint that we utilize to obtain and service our customers. Equity in net income (loss) of affiliates represents the proportionate share of the net income (loss) of affiliates in which we exercises significant influence, but do not control. Because we do not control these entities, our management excludes these results when evaluating the performance of our primary operations. EBITDA excludes interest expense and the provision for income taxes. Excluding these items eliminates the expenses associated with its capitalization and tax structures. Finally, EBITDA excludes depreciation and amortization, in order to eliminate the impact of capital investments.

We believe EBITDA as a percentage of service revenues to be a more relevant measure than EBITDA as a percentage of total revenue for our Consumer Mobility segment operating margin and our supplemental AT&T Mobility operating margin. We subsidize a portion of some of our wireless handset sales, all of which are recognized in the period in which we sell the handset. Management views this equipment subsidy as a cost to acquire or retain a subscriber, which is recovered through the ongoing service revenue that is generated by the subscriber. We also use wireless service revenues to calculate margin to facilitate comparison, both internally and externally with our wireless competitors, as they calculate their margins using wireless service revenues as well.

There are material limitations to using these non-GAAP financial measures. EBITDA and EBITDA service margin, as we have defined them, may not be comparable to similarly titled measures reported by other companies. Furthermore, these performance measures do not take into account certain significant items, including depreciation and amortization, interest expense, tax expense and equity in net income (loss) of affiliates, which directly affect our segment income. Management compensates for these limitations by carefully analyzing how its competitors present performance measures that are similar in nature to EBITDA as we present it, and considering the economic effect of the excluded expense items independently as well as in connection with its analysis of net income as calculated in accordance with GAAP. EBITDA and EBITDA service margin should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP.

NOTE: FREE CASH FLOW DISCUSSION

Free cash flow is defined as cash from operations minus construction and capital expenditures. Free cash flow after dividends is defined as cash from operations minus construction, capital expenditures and dividends. Free cash flow yield is defined as cash from continuing operations less construction and capital expenditures as a percentage of market capitalization computed on the last trading day of the quarter. Market capitalization is computed by multiplying the end of period stock price by the end of period shares outstanding. We believe these metrics provide useful information to our investors because management reviews free cash flow as an important indicator of how much cash is generated by normal business operations, including capital expenditures, and makes decisions based on it. Management also views it as a measure of cash available to pay debt and return cash to shareowners.

NOTE: NET DEBT TO EBITDA DISCUSSION

Net Debt to EBITDA ratios are non-GAAP financial measures frequently used by investors and credit rating agencies and management believes these measures provide relevant and useful information to investors and other users of our financial data. The Net Debt to EBITDA ratio is calculated by dividing the Net Debt by annualized EBITDA. Net Debt is calculated by subtracting cash and cash equivalents and certificates of deposit and time deposits that are greater than 90 days, from the sum of debt maturing within one year and long-term debt. Annualized EBITDA is calculated by annualizing the year-to-date EBITDA.

For the three and nine month periods ended September 30, 2015, due to the timing of our acquisition of DIRECTV and the corresponding impact on annualized EBITDA, we are providing a Net Debt to Pro Forma EBITDA ratio calculated using the combined results of operations of the combined company based on the historical financial statements of AT&T and DIRECTV, after giving effect to the merger and certain adjustments, which is intended to reflect the impact of the DIRECTV acquisition on AT&T. Adjustments to derive Pro Forma Net Income are consistent with the adjustments described in the "Notes to Unaudited Pro Forma Condensed Combined Financial Statements" included in the Form 8-K/A dated July 24, 2015. Calculations include the historical results for AT&T for the nine months ended September 30, 2015 and the results from DIRECTV for the period from January 1, 2015 through July 24, 2015, the date of its acquisition by AT&T.

Adjusted EBITDA excludes costs which are non-recurring in nature. Adjusted EBITDA also excludes net actuarial gains or losses associated with our pension and postemployment benefit plans, which we immediately recognize in the income statement, pursuant to our accounting policy for the recognition of actuarial gains/losses. As a result, the Adjusted EBITDA reflects an expected return on plan assets rather than the actual return on plan assets, as included in the GAAP measure of income. This measure is consistent with metrics under our existing credit agreements.

NOTE: ADJUSTING ITEMS DISCUSSION

Adjusted Operating Revenues, Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted EBITDA, Adjusted EBITDA service margin and Adjusted diluted EPS are non-GAAP financial measures calculated by excluding from operating revenues, operating expenses and income tax expense certain significant items that are non-operational or non-recurring in nature, including dispositions and merger integration and transaction costs. Management believes that these measures provide relevant and useful information to investors and other users of our financial data in evaluating the effectiveness of our operations and underlying business trends.

Adjusted Operating Revenues, Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted EBITDA, Adjusted EBITDA service margin and Adjusted diluted EPS should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP. Our calculations of Adjusted diluted EPS, as presented, may differ from similarly titled measures reported by other companies.